UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2009
Date of Report (Date of earliest event reported)

AptarGroup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 15, 2009, AptarGroup, Inc. (“AptarGroup”) announced its results of operations and financial condition for the quarter ended March 31, 2009.  The press release regarding this announcement is furnished as Exhibit 99.1 hereto.

Effective with the announcement of the results of operations and financial condition for the quarter ended March 31, 2009, AptarGroup began reporting information on its three business segments that reflected a new corporate expense allocation method that was implemented on January 1, 2009. Prior period information has been conformed to the new format and certain information is furnished as Exhibit 99.2 hereto.

The information in Item 2.02 of this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

          (d) Exhibits

          99.1      Press release issued by AptarGroup, Inc. dated April 15, 2009.

          99.2      Segment information for the quarters ended March 31, June 30, September 30, and December 31, 2008 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date:	April 15, 2009	By:	/s/ Stephen J. Hagge
Stephen J. Hagge
Executive Vice President and Chief Operating Officer

Exhibit Index

99.1	Press Release issued by AptarGroup, Inc. dated April 15, 2009.

99.2	Segment information for the quarters ended March 31, June 30, September 30, and December 31, 2008 and 2007.